Exhibit 2
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                               JRB INTERESTS, LT.D


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                                  ARTICLE III

                                   Management

     3.01 Powers of Management. The Powers of Management include all powers to take any action or no action in managing the Partnership's business and affairs as may be necessary or appropriate to achieve the Partnership's purposes, including the power:

               3.01(a) to purchase or otherwise acquire, construct, deal in, sell, lease or otherwise dispose of full or fractional interests in real property, depreciable property or personal property of any kind, including buildings, machinery, equipment or otherwise; to sell, assign, transfer, convey, lease, loan, exchange or otherwise dispose of all or any part of the Partnership Assets;

               3.01(b)    to invest or  otherwise  participate in other partner-
        ships,  corporations  or other entities;

               3.01(c) to provide or contract for services of any kind; to make,
        enter  into,  deliver  and  perform  contracts,   agreements  and  other
        undertakings; to contract for the services of accountants, lawyers, investment managers, appraisers, contractors, or other service providers and to delegate powers to any such person, whether ministerial or discretionary; to retain or employ employees; to appoint any individual as an officer of the Partnership; and to delegate to any such officers or employees any of the Powers of Management;

               3. 01 (d) to lend money with or without  security  to any person,
        including  any  Partner  or any  Partner's  Affiliate,  on   any   terms
        determined to be appropriate;

               3.01(e) without limitation as to amount or terms, to borrow and raise moneys, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any such indebtedness and any interest in any such indebtedness by mortgage, pledge, transfer or assignment in trust of all or any part of the Partnership Assets, whether owned at the time of any such transactions or acquired thereafter, and to sell, pledge or otherwise dispose of any such obligations of the Partnership;

               3.01(f)    to guarantee any  financial  transaction  of any kind
        with or without  charging a fee therefor;

               3.01(g) to establish trusts for the benefit of the Partnership which are revocable by the Partnership Management, and to assign and convey all or any part of the Partnership Assets into such trusts on any terms deemed appropriate by the Partnership Management; provided that any such trust shall be revocable in favor of the Partnership;


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               3.01(h) to have and  maintain  one or more offices and to rent or acquire office space, engage personnel, purchase equipment and supplies and do anything else which may be appropriate in connection with the maintenance of offices;

               3.01(i)  to buy or hold insurance of any kind;

               3.01(j) to pay any expenses related to any of the Partnership's businesses or affairs;

               3.01(k)  to compromise claims against the Partnership;

               3.01(l) to establish bank accounts and other similar accounts for the Partnership; to make or delegate the authority to make withdrawals from such accounts by check or electronic transfer in the name of the Partnership; and

               3.01(m) to acquire real and personal property, arrange financing, enter contracts and complete any other arrangements on behalf of the Partnership, either in the name of the Partnership, in the name of any General Partner having the authority to exercise the Powers of Management or in the name of a nominee, without having to disclose the existence of the Partnership.

     3.02 Authority to Exercise Powers of Management. Except with respect to a Partner's approval rights pertaining to Major Decisions as provided in Section 3.10, the Powers of Management shall be exercised only by those General Partners granted the authority to exercise the Powers of Management by this Section, which General Partners shall comprise the Partnership Management. Any exercise of the Powers of Management in accordance with the provisions of this Section shall be binding on the Partnership.

               3.02(a) Managing Partner. Whenever there is a Managing Partner, the Powers of Management shall be exercised only by the Managing Partner or by unanimous consent of the General Partners.

               3.02(b) No Managing Partner. Whenever there is no Managing Partner, the Powers of Management shall be exercised only by majority consent of the General Partners on the basis of their Percentage Interests.

               3.02(c) Exception for Life Insurance. Notwithstanding the foregoing provisions of this Section, any decision on behalf of the Partnership to acquire a life insurance policy which insures the life of any Partner shall be made on behalf of the Partnership only by majority consent of the General Partners, excluding the Partner to be insured, on the basis of their Percentage Interests. At any time during which the Partnership owns any life insurance policy insuring the life of any Partner or otherwise possesses any of the incidents of ownership with respect to any such policy, as the term "incidents of ownership" is defined for purposes of Section 2042 of the Code, the insured Partner shall have no right or power to exercise any Powers of Management with respect to any incidents of ownership of the policy, including the right to borrow from the insurance company or any other person using the policy as collateral, to change or prevent any change in the beneficiary

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        designation  under the policy, to surrender the policy or any portion of the policy for its cash surrender value, and to cancel or terminate the policy; instead, the Powers of Management with respect to the policy shall be exercised only by majority consent of the General Partners, excluding the insured Partner, on the basis of their Percentage Interests.

               3.02(d) Exception for Controlled Corporations. Notwithstanding the foregoing provisions of this Section and the other provisions of this agreement, with respect to any corporate stock owned by the Partnership, if the Partnership, either alone or in conjunction with any other person, has the right to vote stock possessing at least twenty percent of the total combined voting power of all classes of stock of the corporation, then the stock shall be voted by the Partners and Assignees on a proportionate basis given their respective Interests in the partnership. Thus, for example, if there are three Partners with Partnership Interests of 50%, 30% and 20% respectively, the first Partner would vote 50% of the stock, the second Partner would vote 30% of the stock, and the third Partner would vote 20% of the stock. For purposes of this subsection, the determination of the Partnership's percentage vote with respect to corporate stock shall be made as provided in section 318 of the Code as if Joseph R. Bixby owned all of the Partnership's stock.

               3.02(e) No Authority Given to Limited Partners. Other than with respect to a Limited Partner's approval rights pertaining to Major Decisions as provided in Section 3.10, no Limited Partner shall have any authority to exercise any Powers of Management.

     3.03 Managing Partner. Subject to the rights of Class A Limited Partners when Guaranteed Payments are in arrears as provided in Section 7.01(c), the Managing Partner shall serve only as provided in this Section.

               3.03(a) Appointment. As the initial Managing Partner, the General Partners appoint Joseph R. Bixby, in his capacity as trustee of the Joseph R. Bixby Revocable Trust. If Joseph R. Bixby for any reason fails or ceases to serve as trustee of the Joseph R. Bixby Revocable Trust, then the successor trustee or trustees of such trust or of any successor trusts shall serve as Managing Partner. If at any time there is no General Partner serving as Managing Partner, then by majority consent of the General Partners on the basis of their Percentage Interests, the General Partners may appoint one or more of the General Partners to serve as Managing Partner.

               3.03(b)  Resignation.  Any  General  Partner may resign from that
        General Partner's position as Managing Partner at any time with or without cause by providing written notice to all of the other Partners.

               3.03(c) Removal. Any General Partner may be removed from that General Partner's position as Managing Partner by majority consent of the General Partners on the basis of their Percentage Interests.

               3.03(d)  Compensation  and  Reimbursement.  Any Managing  Partner
        shall  receive  fair  and  reasonable   compensation  for  any  services
        performed on behalf of the

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        Partnership  and shall be  entitled  to  receive  reimbursement  for any expenses incurred in the performance of the Managing Partner's duties under this Agreement.

     3.04 Reliance by Third Parties on General Partners. The Partnership shall be liable for any transaction with any third party who relies on the authority of any General Partner within the Partnership Management if that General Partner communicates to the third party that the actions taken by the General Partner are taken on behalf of the Partnership, and the third party shall not be deemed to have any duty to determine whether the General Partner has the authority to take the action even if it appears to be prohibited by this Agreement; provided that whenever there is a Managing Partner, any action taken by any person other than the Managing Partner which has not been delegated by the Managing Partner to the person, even if the action is stated to be taken on behalf of the Partnership, shall not be binding on the Partnership. This Section shall not affect the liability of any General Partner to the Partnership or the other Partners for any conduct which violates other provisions of this Agreement.

     3.05 Delegation by General Partners. Any General Partner may delegate any obligation or power under this Agreement to any employee of the Partnership and may utilize a power of attorney to delegate any obligation or power under this Agreement to an agent, attorney or attorney-in-fact. To the extent provided by a General Partner in a power of attorney, the General Partner's agent, attorney or attorney-in-fact shall have complete authority to exercise every power granted to the General Partner by this Agreement and to fulfill every obligation which is required of the General Partner under this Agreement.

     3.06 Time and Effort Required of General Partners. The General Partners shall devote an amount of time and effort to the Partnership which is consistent with the duty of care imposed by Section 3.07(d); provided that nothing in this Agreement shall be deemed to restrict the freedom of any General Partner to conduct any business activity separate and apart from the Partnership other than the duty of loyalty imposed by Section 3.07(c).

     3.07 Duties of General Partners; Limitations.

               3.07(a) Funds Available. Except as provided in Section 10.09(b) with respect to the restoration of Capital Account deficits, any obligation of a General Partner under this Agreement or by operation of law shall be performable only to the extent that the Partnership has funds available therefor, and no General Partner shall be liable personally with respect to any such obligation.

               3.07(b) No Guarantees. Except as provided in this Agreement with respect to Guaranteed Payments, the General Partners do not guarantee the return of any Partner's capital contributions nor do they guarantee any allocations of Profits or Losses nor any distributions of Distributable Cash to any Partner or Assignee.

               3.07(c) Duty of Loyalty. In exercising the powers granted by this Agreement and in performing the duties required by this Agreement, each General Partner has a duty (i) to account to the Partnership and to hold for the Partnership any property, profit or benefit derived by the General Partner in conducting and winding up the Partnership's

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        business  and  affairs or from the General  Partner's  use of any of the
        Partnership Assets, (ii) to refrain from dealing with the Partnership on behalf of a party having an interest adverse to the Partnership and
        (iii) to refrain from competing with the Partnership or dealing with the Partnership in a manner adverse to the Partnership. Consistent with this duty, any General Partner or any General Partner's Affiliate may own, operate or invest in any property or business venture which is not owned
        or  operated  by  the  Partnership   without  providing  notice  to  the
        Partnership, the other Partners or any Assignees and without allowing the participation of the Partnership, the other Partners or any Assignees, such that neither the Partnership nor any Partner or Assignee shall have any rights with respect to any such properties or business ventures nor any claims with respect to their effect on the Partnership. Also consistent with this duty, any General Partner or any General
        Partner's   Affiliate  may  transact  business  of  any  kind  with  the
        Partnership and any of the Partners or Assignees. This subsection is intended to impose on the General Partners the duty of loyalty imposed
        by  Section  4.04  of  the  Texas   Revised   Partnership   Act  without
        modification.

               3.07(d) Duty of Care; Business Judgment Rule. In exercising the powers granted by this Agreement and in performing the duties required by this Agreement, each General Partner has a duty to act in good faith with the reasonable belief that the General Partner's actions are in the Partnership's best interests; provided that an error in judgment by itself shall not constitute a violation of this duty. Consistent with this duty, each General Partner may act without liability to the Partnership, the other Partners or any Assignee in reliance upon any written instrument which is reasonably believed by the General Partner to be genuine and to have been signed or presented by the proper parties. Also consistent with this duty, each General Partner may act or refrain from acting without liability to the Partnership, the other Partners or any Assignee in reliance upon any opinion of any consultant or adviser with respect to matters which the General Partner reasonably believes to be within the consultant's or adviser's professional competence. This subsection is intended to impose on the General Partners the duty of care imposed by Section 4.04 of the Texas Revised Partnership Act without modification.

     3.08 Indemnification of General Partners.

               3.08(a) Mandatory Indemnification; Standards. To the fullest extent permitted by law, the Partnership shall indemnify any Partner or former Partner who or which was, is or is threatened to be made a named defendant or respondent in any legal proceeding because the person is or was a General Partner if it is determined as provided in Section 11.06 of the Act that the Partner or former Partner acted in good faith, acted in the Partnership's best interests when acting in the official capacity of a General Partner, and in all other cases acted in a manner which at least was not opposed to the Partnership's best interests, such that the indemnification permitted by Section 11.02 of the Act shall be mandatory.

               3.08(b) Scope of Indemnification. Pursuant to the indemnity described above in this Section, the Partnership shall reimburse any qualifying Partner or former Partner for any payments made with respect to judgments, penalties, including excise and similar taxes,

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        fines,  settlements and reasonable expenses,  including attorneys' fees, related to the proceeding. The indemnification rights granted by this Section are in addition to any rights against third parties.

               3.08(c) Advance Payment of Expenses. To the fullest extent permitted by law, the Partnership shall pay or reimburse, in advance or during the course of any proceeding, reasonable expenses incurred by any Partner or former Partner who or which was, is or is threatened to be made a named defendant or respondent in any legal proceeding because the person is or was a General Partner without the determination specified in Section 11.06 of the Act and referenced above in this Section and without the authorization or determination specified in Section 1 1.07 of the Act if the Partnership first receives a written affirmation by the Partner of the Partner's good faith belief that the Partner has met the standard of conduct necessary for indemnification under this Section and also receives a written undertaking by or on behalf of the Partner to repay the amount paid or reimbursed if it ultimately is determined that indemnification against expenses incurred in connection with that proceeding is prohibited by Section 11.05 of the Act.

     3.09 Limited Partners.

               3.09(a) No Control Over Management. Other than with respect to a Limited Partner's approval rights pertaining to Major Decisions as provided in Section 3.1 0, no Limited Partner shall have any authority to exercise the Powers of Management nor to participate in the control of the Partnership's business or affairs. The Partnership shall not be bound by any act of a Limited Partner.

               3.09(b)    Limited  Liability.  The  Limited  Partners  shall not
        be  personally  liable for any debts or obligations of the Partnership.

               3.09(c) No Return of Contributions. The Limited Partners shall have no right to withdraw from the Partnership other than by exercising the Put Right as provided in Section 9.02(b) and shall have no right to a return of any contributions to the Partnership made by them except to the extent that distributions made to them in the normal course of business as provided in Article VII and upon liquidation of the Partnership as provided in Section 10.06 may be considered as such by law.

               3.09(d) Access to Certain Information. Upon written request by a Limited Partner, but only at the expense of the Limited Partner and only at reasonable times and for a purpose related to the Limited Partner's Limited Partnership Interest, a Limited Partner may require the Partnership to provide: (i) true and full information regarding the status of the business and financial condition of the Partnership; (ii) a copy of the Partnership's federal, state and local income tax returns promptly after they become available; (iii) a current list of the full name and last known business, residence or mailing address of each Partner; (iv) a copy of this Agreement and the Certificate of Limited Partnership, together with executed copies of any powers of attorney pursuant to which this Agreement and the Certificate of Limited Partnership may have been executed; (v) any other information regarding the Partnership's business and affairs as is just and reasonable; and
        (vi) subject to contractual

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        limitations   regarding   confidentiality   and  access  to  information
        contained in agreements between the Partnership and third parties covering all or any part of the Partnership Assets or properties owned by other entities in which the Partnership owns a direct or indirect interest, and at the Limited Partner's own risk, access to any such Partnership Assets and properties and the opportunity to observe all operations related to any such Partnership Assets and properties.

               3.09(e) Competition. Except as specifically prohibited in Section 3.07(c), any Limited Partner may own, operate or invest in any property or business venture which is not owned or operated by the Partnership without providing notice to the Partnership or the other Partners and without allowing the participation of the Partnership or the other Partners, such that neither the Partnership nor any Partner shall have any rights with respect to any such properties or business ventures nor any claims with respect to their effect on the Partnership.

               3.09(f) Transactions with Partnership. Any Limited Partner or any Limited Partner's Affiliate may transact business of any kind with the Partnership and any of the Partners.

        3.10   Approval Rights Related to Certain Major Decisions.

               3.1.(a) Unanimous Approval. Subject to the procedures described below in this Section, the following Major Decisions shall not be made on behalf of the Partnership by any General Partner without the prior written consent of all of the Partners:

                      (i) filing a petition for relief in  bankruptcy  under any federal bankruptcy law or any other jurisdiction's debtor relief law;

                      (ii) making any  decision or taking any action which would make it impossible to carry on the Partnership's business and affairs; or

                      (iii) violating this Agreement in any manner.

               3.1.(b) Procedures Regarding Major Decisions. Prior to making any Major Decision, a General Partner shall provide all of the other Partners with a written notice describing the Major Decision and providing any other information which may be reasonably necessary for them to evaluate the Major Decision; provided that the Partnership shall bear any expenses related to providing the notice and information. If any Partner fails to approve or disapprove the Major Decision within ten days after receipt of the notice and information required above, that Partner shall be deemed to have approved the Major Decision; provided that the Partnership Management may extend the ten-day period if it provides written notice to all of the other Partners.


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        IN WITNESS OF THIS AGREEMENT,  the parties to this Agreement have signed below on the dates indicated, to be effective as of the Effective Date.


GENERAL PARTNERS:



/s/ Joseph R. Bixby
------------------------------------
Joseph R. Bixby, trustee of the
Joseph R. Bixby Revocable Trust
Date: ______________________________



/s/ Margie Morris Bixby
------------------------------------
Margie Morris Bixby, as trustee of
the Margie Morris Revocable Trust
Date: ______________________________



/s/ Nancy Hudson
------------------------------------
Nancy Hudson
Date: ______________________________



/s/ Lee M. Vogel
------------------------------------
Lee M. Vogel
Date: ______________________________



CLASS A LIMITED PARTNER:


/s/ Joseph R. Bixby
------------------------------------
Joseph R. Bixby
Date: ______________________________



/s/ Margie Morris Bixby
------------------------------------
Margie Morris Bixby


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



CLASS B LIMITED PARTNERS:



/s/ Nancy Bixby Hudson
------------------------------------
Nancy Bixby Hudson, trustee of the
Nancy Bixby Hudson GST
Trust, the Issue Trust for
Nancy Bixby Hudson
Date: ______________________________



/s/ Richard L. Finn
------------------------------------
Richard L. Finn, trustee of the
Nancy Bixby Hudson GST Trust, the
Issue Trust for Nancy Bixby Hudson
and the Issue Trust for Lee M. Vogel
Date: ______________________________



/s/ C. Jack Malacarne
------------------------------------
C. Jack Malacarne, trustee of the
Nancy Bixby Hudson GST Trust and the
Issue Trust for Nancy Bixby Hudson
and the Issue Trust for Lee M. Vogel
Date: ______________________________



CLASS C LIMITED PARTNER:



/s/ Joseph R. Bixby
------------------------------------
Joseph R. Bixby, trustee of the
Joseph R. Bixby Revocable Trust
Date: ______________________________



/s/ Margie Morris Bixby
------------------------------------
Margie Morris Bixby, as trustee of
the Margie Morris Revocable Trust
Date: ______________________________


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